EXHIBIT 32.2

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

I, Charles M. Urbain, Senior Vice President and Interim Chief Financial Officer of Mead Johnson Nutrition Company, certify that (i) Mead Johnson Nutrition Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in Mead Johnson Nutrition Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015 fairly presents, in all material respects, the financial condition and results of operations of Mead Johnson Nutrition Company.

Date:	July 23, 2015	By:	/s/ Charles M. Urbain
Charles M. Urbain
Senior Vice President and Interim Chief Financial Officer
(Principal Financial Officer)